    As filed with the Securities and Exchange Commission on August 30, 1996

                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              DESTEC ENERGY, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                       38-2875546
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


                      2500 CITYWEST BOULEVARD, SUITE 150
                             HOUSTON, TEXAS 77042
          (Address of Principal Executive Offices Including Zip Code)


              DESTEC ENERGY, INC. EMPLOYEES' STOCK PURCHASE PLAN
                           (Full title of the Plan)

        MARIAN M. DAVENPORT                              With a copy to:
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY          JOHN R. BRANTLEY
        DESTEC ENERGY, INC.                        BRACEWELL & PATTERSON, L.L.P.
  2500 CITYWEST BOULEVARD, SUITE 150            711 LOUISIANA STREET, SUITE 2900
      HOUSTON, TEXAS 77042                        HOUSTON, TEXAS 77002-2781
        (713) 735-4000                                  (713) 223-2900
    (Name, address and telephone
     number of agent for service)





                                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                          PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
     TITLE OF SECURITIES TO BE        AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
             REGISTERED                REGISTERED           PER SHARE(1)            PRICE(1)                FEE
- -----------------------------------------------------------------------------------------------------------------------
          Common Stock,               500,000 shares          $13.4375             $6,718,750             $2,317
          $0.01 par value
=======================================================================================================================

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as reported on The New York Stock Exchange, Inc., on August 27, 1996, which was $13.4375, and (b) provided herein for the sole purpose of determining the registration fee.

(2) This Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed by Destec Energy, Inc., a Delaware corporation (the "Company"), (Commission File No. 1-10592) with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement as of their respective dates:

         1. Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Form 10-K/A filed June 14, 1996;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

         3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated March 13, 1991.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 6. Indemnification of Directors and Officers.

          The Company's Amended and Restated Certificate of Incorporation and By-laws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company may also provide indemnification, under certain circumstancs, for certain employees or agents who were serving at the request of the Company as a director, officer, partner, member, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

          As permitted by Section 102 of the DGCL, the Company's Amended and Restated Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

         The Company has purchased liability insurance policies covering its directors and officers.

Item 8. Exhibits.

  4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 Registration No. 33-36086).

  4.2 By-laws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31,
        1995).

  4.3*  Destec Energy, Inc. Employees' Stock Purchase Plan.

  5* Opinion and Consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

  23.1* Consent of Deloitte & Touche LLP.

  23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

  24*   Powers of Attorney.
  --------
  * Filed herewith.


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

              provided, however, that the undertakings set forth in paragraphs
              (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 30th day of August, 1996.

                              DESTEC ENERGY, INC.
                                 (Registrant)


                               By:   /s/ Charles F. Goff
                                     ------------------------------------------
                                         Charles F. Goff
                                         Chairman of the Board and Chief
                                         Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 30th day of August, 1996.

     Signature                                 Title
     ---------                                 -----

 /s/ Charles F. Goff           Chairman of the Board and Chief Executive Officer
 ----------------------        (Principal Executive Officer)
 Charles F. Goff


 /s/ Keys A. Curry, Jr.        President and Chief Operating Officer and
 ----------------------        Director
 Key a. Curry, Jr.


 /s/ Enrique M. Larroucau      Senior Vice President, Chief Financial Officer
 ------------------------      and Treasurer
 Enrique M. Larroucau          (Principal Financial Officer)


 /s/ Craig E. Hess*            Vice President and Controller
 -----------------             (Principal Accounting Officer)
 Craig E. Hess


 /s/ Cassandra C. Carr*        Director
 ----------------------
 Cassandra C. Carr


 /s/ Jack E. Earnest*          Director
 --------------------
 Jack E. Earnest


 /s/ Jack G. Helfenstein*      Director
 -----------------------
 Jack G. Helfenstein

     Signature                                   Title
     ---------                                   -----

 /s/ Robert W. Gallant*                          Director
 ----------------------
 Robert W. Gallant


 /s/ Michael D. Parker*                          Director
 ----------------------
 Michael D. Parker


 /s/ J. Pedro Reinhard*                          Director
 ----------------------
 J. Pedro Reinhard


 /s/ Joel V. Staff*                              Director
 ------------------
 Joel V. Staff


 *By: /s/ Charles F. Goff
 ------------------------
          Charles F. Goff
(Attorney-in-fact for persons indicated)

                               INDEX TO EXHIBITS


                                                                               Sequentially
                                                                               Numbered
                                                                               Page
4.1   Amended and Restated Certificate of Incorporation of the
      Company (incorporated by reference from Exhibit 3.1 to the
      Company's Registration Statement on Form S-1 Registration
      No. 33-36086).

4.2 By-laws of the Company (incorporated by reference from Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.3*  Destec Energy, Inc. Employees' Stock Purchase Plan.

5* Opinion and Consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

23.1* Consent of Deloitte & Touche LLP.

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

24*   Powers of Attorney.

- --------
* Filed herewith.
